Exhibit 10.12

NTN BUZZTIME, INC.
INDEMNIFICATION AGREEMENT

This Indemnity Agreement (this “Agreement”) is made as of the ____day of________, 20__, by and between NTN Buzztime, Inc., a Delaware corporation (the “Corporation”), and ____________________ (“Indemnitee”), a director and/or officer of the Corporation.

A. The Corporation and the Indemnitee recognize that the interpretation of statutes, regulations, court opinions and the Corporation’s certificate of incorporation and bylaws is too uncertain to provide the Corporation’s officers and directors with adequate guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Corporation.

B. Section 145 of the Delaware General Corporation Law, which sets forth certain provisions relating to the mandatory and permissive indemnification of officers and directors (among others) of a Delaware corporation by such corporation, is specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

C. In order to induce capable persons such as the Indemnitee to serve or continue to serve as officers or directors of the Corporation and to enable them to perform their duties to the Corporation secure in the knowledge that certain expenses and liabilities that may be incurred by them will be borne by the Corporation, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Corporation’s certificate of incorporation or bylaws (collectively, the “Constituent Documents”), any change in the composition of the board of directors of the Corporation (the “Board”) or any change in control or business combination transaction relating to the Corporation), the Corporation has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Corporation and the Indemnitee in lieu of this Agreement, that this Agreement is in the best interests of the Corporation and its stockholders.

D. The Corporation desires to have the Indemnitee serve or continue to serve as an officer or director of the Corporation, and the Indemnitee desires to serve or continue to serve as an officer or director of the Corporation provided, and on the express condition, that Indemnitee is furnished with the indemnity set forth below.

NOW, THEREFORE, in consideration of the foregoing and the Indemnitee’s agreement to continue to provide services to the Corporation, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Change in Control” means the occurrence after the date of this Agreement of any of the following events:

(i) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or an entity owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the then outstanding Voting Securities; provided, however, that for purposes of this clause (i), no Change of Control will be deemed to have occurred (a) as a result of any acquisition directly from the Company or (b) if the change in relative beneficial ownership of the Corporation’s securities by any Person results solely from a reduction in the aggregate number of outstanding Voting Securities;

(ii) the consummation of a reorganization, merger or consolidation (unless immediately following such transaction, all of the beneficial owners of the Voting Securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of the entity resulting from such transaction that vote generally in the election of directors of such entity);

(iii) during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or

(iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

“Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Expenses” means any and all actual and reasonable expenses, including, without limitation, attorneys’ and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other actual and reasonable costs and expenses (i) incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Proceeding, and (ii) incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. For purposes of Section 5 only, as used in that section, the term “Expenses” also includes any Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Notwithstanding anything to the contrary herein, however, the term “Expenses” does not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, member, manager, trustee or agent of any other corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization or enterprise, or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in corporate law and neither presently performs, nor in the five years immediately prior to the date of determination has performed, services for either: (i) the Corporation or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement may not be an Independent Counsel.

“Losses” means any and all Expenses and any and all actual damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other actual and reasonable charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Proceeding.

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“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

“Proceeding” means: (i) any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; or (ii) any inquiry, hearing or investigation that the Indemnitee determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism.

“Voting Securities” means any securities of the Corporation that vote generally in the election of directors.

2. Services to the Corporation. Indemnitee agrees to continue to serve as a director or officer of the Corporation for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his/her resignation or is no longer serving in such capacity. This Agreement shall not be deemed an employment agreement between the Corporation (or any of its subsidiaries) and Indemnitee. Indemnitee specifically acknowledges that if Indemnitee is employed by the Corporation, such employment is at will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and the Corporation, other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Corporation, by the Constituent Documents or the laws of the State of Delaware.

3. Advancement of Expenses.

(a) Indemnitee shall have the right to advancement by the Corporation, prior to the final disposition of any Proceeding by final adjudication to which there are no further rights of appeal, of any and all Expenses paid or incurred by Indemnitee in connection with any Proceeding arising out of an Indemnifiable Event. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct as contemplated by Section 8(b).

(b) Within 10 business days after any request by Indemnitee for the advancement of Expenses, the Corporation shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for the advancement of Expenses, Indemnitee shall provide reasonable evidence of the Expenses incurred by Indemnitee; provided, however, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege.

(c) The Execution and delivery to the Corporation of this Agreement by Indemnitee constitutes an undertaking by the Indemnitee to repay any amounts paid, advanced or reimbursed by the Company pursuant to this Section 4 in respect of Expenses relating to, arising out of or resulting from any Proceeding in respect of which it shall be determined, pursuant to Section 8, following the final disposition of such Proceeding, that Indemnitee is not entitled to indemnification hereunder. No other form of undertaking shall be required other than the execution of this Agreement. Indemnitee’s obligation to reimburse the Corporation for the advancement of any Expenses shall be unsecured and no interest shall be charged thereon.

4. Indemnification. Subject to Sections 8 and 9, to the fullest extent permitted by law, including the laws of the State of Delaware in effect on the date hereof (or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification), the Corporation shall indemnify Indemnitee against any and all Losses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Proceeding by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Proceedings brought by or in the right of the Corporation, Proceedings brought by third parties, and Proceedings in which the Indemnitee is solely a witness.

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5. Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Corporation shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 3, any Expenses paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advancement of Expenses by the Corporation under this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Proceedings relating to Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification, reimbursement or advancement of Expenses or insurance recovery, as the case may be, then all amounts advanced under this Section 5 shall be repaid to the Corporation within 30 days of the date such determination is made. In addition, Indemnitee shall be required to reimburse the Corporation if a final judicial determination is made that such action or proceeding brought by Indemnitee was frivolous or not made in good faith.

6. Notification and Defense of Proceedings.

(a) Notification of Proceedings. Indemnitee must notify the Corporation in writing as soon as practicable of any Proceeding which could relate to an Indemnifiable Event or for which Indemnitee could seek the advancement of Expenses. Such notice must include a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Proceeding. The failure by Indemnitee to timely notify the Corporation hereunder will not relieve the Corporation from any liability hereunder unless and to the extent such failure materially prejudices the Corporation.

(b) Defense of Proceedings.

(i) The Corporation will be entitled to participate in the defense of any Proceeding relating to an Indemnifiable Event at its own expense and, except as otherwise provided in Section 6(b)(iii), to the extent the Corporation so elects, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee.

(ii) After the Corporation notifies Indemnitee of the Corporation’s election to assume the defense of any such Proceeding, the Corporation will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Proceeding other than reasonable costs of investigation or as provided in Section 6(b)(iii).

(iii) Indemnitee has the right to employ its own legal counsel in such Proceeding, but all Expenses related to such counsel incurred after notice from the Corporation of its assumption of the defense of such Proceeding will be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by the Corporation, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Corporation in the defense of such Proceeding, (iii) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by Independent Counsel or (iv) the Corporation does not in fact employ counsel to assume the defense of such Proceeding, then Indemnitee will be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Proceeding) and the Corporation will be responsible for all Expenses related to such separate counsel, in each case of the preceding clauses (on), (ii), (iii) and (iv), if it is determined pursuant to Section 8 that Indemnitee is entitled to indemnification with respect to the Proceeding.

7. Procedure upon Application for Indemnification. To obtain indemnification pursuant to this Agreement, Indemnitee must submit to the Corporation a request therefor (a “Indemnification Request”) and, in connection therewith and from time to time thereafter, Indemnitee must provide the Corporation with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Proceeding; provided, however, that documentation and information need not be so provided to the extent that doing so would undermine or otherwise jeopardize attorney-client privilege. Upon an Indemnification Request pursuant to the first sentence of this Section, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the methods set forth in Section 8. The Corporation must indemnify Indemnitee if and to the extent Indemnitee is entitled to indemnification as determined under Section 8.

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8. Determination of Right to Indemnification.

(a) Mandatory Indemnification.

(i) To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, for which Indemnitee is entitled to indemnification pursuant to Section 4, the Corporation shall indemnify Indemnitee against all Losses relating to such Proceeding in accordance with Section 4. For the avoidance of doubt, if Indemnitee is not wholly successful in a Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Losses incurred by Indemnitee in connection with each successfully resolved claim, issue or matter. For avoidance of doubt, no Standard of Conduct Determination (as defined in Section 8(b)) is required in order for Indemnitee to be indemnified under this Section 8(a)(i).

(ii) To the extent that Indemnitee’s involvement in a Proceeding relating to an Indemnifiable Event is to prepare to serve and/or serve as a witness, and not as a party, the Corporation shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with such Proceeding. For avoidance of doubt, no Standard of Conduct Determination is required in order for indemnification under this Section 8(a)(ii).

(b) Standard of Conduct. To the extent that the provisions of Section 8(a) are inapplicable to a Proceeding for which Indemnitee is entitled to indemnification pursuant to Section 4 that has been finally disposed of, the determination of whether Indemnitee has satisfied any applicable standard of conduct under applicable law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Proceeding and the determination of whether any Expenses advanced to Indemnitee must be repaid to the Corporation (a “Standard of Conduct Determination”) will be made as follows:

(i) if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which must be delivered to Indemnitee; and

(ii) if a Change in Control has occurred, (A) if Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which must be delivered to Indemnitee.

The Corporation shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within 10 business days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(c) Making the Determination. The Corporation shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 8(b) have not made such a determination within 30 days after the later of (A) the date the Corporation receives the applicable Indemnification Request (such date, the “Notification Date”) and (B) the date Independent Counsel is selected, if Independent Counsel is to make such determination, then Indemnitee will be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything to the contrary in this Agreement, no Standard of Conduct Determination required under Section 8(b) may be required to be made prior to the final disposition of any Proceeding.

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(d) Cooperation. Indemnitee shall cooperate with the person or persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person or persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.

(e) Indemnification Payment. If, in regard to any Losses:

(i) Indemnitee is entitled to indemnification under Section 8(a);

(ii) no Standard Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or

(iii) Indemnitee has been determined or deemed to have satisfied the applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee hereunder under Section 8(b) or Section 8(c), as applicable, then the Corporation shall pay to Indemnitee, within 10 business days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.

(f) Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8(b)(i), the Independent Counsel shall be selected by the Board, and the Corporation shall give notice to Indemnitee advising him/her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Corporation, as applicable, may, within five business days after receiving notice of selection from the other, deliver to the other an objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel”, and the objection must set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected will act as Independent Counsel. If such objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and clause (i) of this sentence will apply to such subsequent selection and notice, and, if applicable, clause (ii) of the this sentence will apply to successive alternative selections. If no Independent Counsel that is permitted under this Section 8(f) to make the Standard of Conduct Determination is selected within 30 days after the Corporation gives its initial notice pursuant to the first sentence of this Section 8(f) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 8(f), as the case may be, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware (the “Delaware Court”) to resolve any objection which has been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel a person or firm to be designated by the Delaware Court, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Corporation shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 8(b).

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(g) Presumptions and Defenses.

(i) Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination must presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and anyone seeking to overcome this presumption, including the Corporation, will have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by Indemnitee in the Delaware Court. No determination by the Corporation (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any proceedings brought by Indemnitee to secure indemnification or reimbursement or advancement of Expenses by the Corporation hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii) Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Corporation, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Corporation or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Corporation may not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii) No Other Presumptions. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(iv) Defense to Indemnification and Burden of Proof. It will be a defense to any action brought by Indemnitee against the Corporation to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Proceeding related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the Corporation will have the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct.

(v) Resolution of Proceedings. The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 8(a)(i) if it permits a party to avoid expense, delay, distraction, disruption and/or uncertainty. If any Proceeding relating to an Indemnifiable Event to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with our without payment of money or other consideration) it will be presumed that Indemnitee has been successful on the merits or otherwise for purposes of Section 8(a)(i). Anyone seeking to overcome this presumption, including the Corporation, will have the burden of proof to overcome this presumption.

9. Exclusions from Indemnification. Notwithstanding anything to the contrary in this Agreement, the Corporation will not be obligated to:

(a) indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Corporation or its directors, officers, employees or other indemnitees and not by way of defense, except: (i) proceedings referenced in Section 5 (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous); or (ii) where the Corporation has joined in or the Board has consented to the initiation of such proceedings;

(b) indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

(c) indemnify Indemnitee if Indemnitee made a misstatement of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with a Proceeding, if and to the extent Indemnitee would not have been entitled to indemnification under this Agreement in the absence of such misstatement or omission;

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(d) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Corporation in violation of Section 16(b) of the Exchange Act or any similar successor statute; or

(e) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Corporation of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Corporation or the payment to the Corporation of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

10. Settlement of Proceedings. The Corporation will not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding related to an Indemnifiable Event effected without the Corporation’s prior written consent, which may not be unreasonably conditioned, delayed or withheld; provided, however, that if a Change in Control has occurred, the Corporation will be liable for indemnification of Indemnitee for amounts paid in settlement if an Independent Counsel has approved the settlement. The Corporation shall not settle any Proceeding related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee without the Indemnitee’s prior written consent.

11. Partial Indemnity. If Indemnitee is entitled under this Agreement to indemnification by the Corporation for a portion of any Losses in respect of a Proceeding related to an Indemnifiable Event but not for the total amount thereof, the Corporation must nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

12. Duration. All agreements and obligations of the Corporation contained in this Agreement will continue during the period that Indemnitee is a director or officer of the Corporation (or is serving at the request of the Corporation as a director, officer, employee, member, trustee or agent of another corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization or enterprise) and will continue thereafter (i) so long as Indemnitee may be subject to any possible Proceeding relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret Indemnitee’s rights under this Agreement, even if, in either case, Indemnitee may have ceased to serve in such capacity at the time of any such Proceeding or proceeding.

13. Non-Exclusivity. Indemnitee’s rights under this Agreement are in addition to any other rights Indemnitee may have under the Constituent Documents, the General Corporation Law of the State of Delaware, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right under this Agreement and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right under this Agreement.

14. Liability Insurance. For the duration of Indemnitee’s service as a director/officer of the Corporation, and thereafter for so long as Indemnitee may be subject to any pending Proceeding relating to an Indemnifiable Event, the Corporation must use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Corporation’s current directors’ and officers’ liability insurance policies. Indemnitee shall be named as an insured in all the directors’ and officers’ liability insurance policies maintained by the Corporation in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Corporation’s directors, if Indemnitee is a director, or of the Corporation’s officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, the Corporation must provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.

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15. No Duplication of Payments. The Corporation will not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, any of the Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Corporation hereunder.

16. Subrogation. If any payment is made to Indemnitee under this Agreement, the Corporation will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee must execute all papers required and must do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

17. Severability. The provisions of this Agreement are severable if any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions will remain enforceable to the fullest extent permitted by law. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

18. Notices. All notices, requests, demands and other communications hereunder must be in writing and will be deemed to have been duly given if delivered by hand, or mailed, by postage prepaid, certified or registered mail:

if to Indemnitee, to the address for Indemnitee in the Corporation’s records if to the Corporation, to:

NTN Buzztime, Inc.

Attn: Board of Directors

1800 Aston Ave., Suite 100

Carlsbad, CA 92008

Notice of any change of address will be effective only when given in accordance with this Section. All notices complying with this Section will be deemed to have been received on the date of hand delivery or on the third business day after mailing.

19. Governing Law and Forum. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Corporation and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement will be brought only in the Delaware Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, and (c) waive, and agree not to plead or make, any claim that the Delaware Court lacks venue or that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum. Each of the parties agrees, (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to clauses (i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

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20. Entire Agreement. This Agreement embodies the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior negotiations, commitments, agreements, representations and understandings, whether written or oral, relating to such subject matter and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

21. Amendments. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by the Corporation and Indemnitee. No waiver of any of the provisions of this Agreement will be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver will operate as a waiver of any other provisions hereof (whether or not similar), nor will such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder will constitute a waiver thereof.

22. Binding Effect. This Agreement is binding upon and inures to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation), assigns, spouses, heirs and personal and legal representatives. The Corporation must require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Corporation, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

23. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and are not to be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

24. Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original, but all of which together will constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CORPORATION:	INDEMNITEE:

NTN Buzztime, Inc.

By:
Name:	Name:
Title:

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